EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No 333-190459), S-8 (No 333-175139) of Live Nation Entertainment, Inc., Registration Statement (Form S-8 No. 333-164507) pertaining to the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan; Registration Statement (Form S-8 No. 333-164494) pertaining to the Amended and Restated Live Nation, Inc. Stock Bonus Plan; Registration Statement (Form S-8 No. 333-164302) pertaining to the 2005 Stock Incentive Plan, as Amended and Restated of Live Nation, Inc.; Registration Statement (Form S-8 No. 333-157664) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.; Registration Statement (Form S-8 No. 333-149901) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.; and Registration Statement (Form S-8 No. 333-132949) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc. of our report dated June 27, 2014 relating to the financial statements of Venta de Boletos por Computadora, S.A. de C.V., which is incorporated by reference in this Annual Report on Form 10-K.

PricewaterhouseCoopers S.C.

/s/: Maximino Manuel Sañudo Bolaños
Maximino Manuel Sañudo Bolaños
Mexico City, Mexico
June 27, 2014